PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	October 28,	October 30,
	2012	2011
Assets

Current assets:
Cash and cash equivalents	$218,043	$189,928
Accounts receivable	75,685	85,540
Inventories	17,702	22,100
Other current assets	8,364	7,639

Total current assets	319,794	305,207

Property, plant and equipment, net	380,808	368,680
Investment in joint venture	93,252	79,984
Intangible assets, net	37,384	42,462
Other assets	19,356	21,521

	$850,594	$817,854

Liabilities and Equity

Current liabilities:
Current portion of long-term borrowings	$7,781	$5,583
Accounts payable and accrued liabilities	79,092	90,318

Total current liabilities	86,873	95,901

Long-term borrowings	168,956	152,577
Other liabilities	8,764	9,620

Equity	586,001	559,756

	$850,594	$817,854